        May 18, 2020

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101

Re: Western Asset Mortgage Capital Corporation – Registration Statement

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Western Asset Mortgage Capital Corporation, a Delaware Corporation (“Western Asset”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by Western Asset from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of Western Asset (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of Western Asset (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”), and which may be issued pursuant to one or more depositary agreements proposed to be entered into between Western Asset and one or more bank or trust companies to be named in the applicable Depositary Agreement, (iv) debt securities of Western Asset (“Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into by Western Asset and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by Western Asset and one or more warrant agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from Western Asset, and Western Asset to sell to such holders, shares of Common Stock, shares of Preferred Stock, or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements proposed to be entered into by Western Asset and one or more purchase contract agents to be named therein, (vii) purchase units of Western Asset (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, preferred securities, or debt obligations of third-parties, including U.S. Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase Western Asset’s Common Stock or other securities, which may be issued pursuant to one or more agreements proposed to be entered into by

Western Asset Mortgage Capital Corporation
May 18, 2020

Western Asset and one or more purchase unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock, Preferred Stock, or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange, or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, or Warrants or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

We have acted as tax counsel to Western Asset in connection with the preparation of the Registration Statement and certain other documents.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of your officers (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Western Asset and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified all of the statements, representations and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on your representation that the statements, representations, and covenants presented in the Officers’ Certificate and the Registration Statement accurately and completely describe all material facts relevant to such statements, representations, and covenants. We have assumed that all such statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations, and covenants. Any material change or inaccuracy in the statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Western Asset and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was

Western Asset Mortgage Capital Corporation
May 18, 2020

formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, commencing with Western Asset’s taxable year ended December 31, 2012, Western Asset has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. Western Asset’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Western Asset’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Risk Factors,” “U.S. Federal Income Tax Considerations,” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/Skadden, Arps, Slate, Meagher & Flom LLP

Western Asset Mortgage Capital Corporation
May 18, 2020